As filed with the Securities and Exchange Commission on December 8, 2015
Registration No. 333-171387

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Essex Rental Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)

20-5415048 (I.R.S. Employer Identification Number)

1110 Lake Cook Road, Suite 220 Buffalo Grove, Illinois 60089 (847) 215-6500

Kory Glen, Chief Financial Officer
Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
(847) 215-6500

With copies to:

Todd J. Emmerman
Brown Rudnick LLP
7 Times Square
New York, NY 10036
(212) 209-4800 (Telephone)
(212) 209-4801 (Facsimile)

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This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Commission, acting pursuant to Section 8(c), may determine.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by Essex Rental Corp. (“Essex”) in order to deregister all shares of Essex’s common stock, $.0001 par value, that remain unsold under the Registration Statement which was declared effective by the Commission on February 10, 2011 (the “Registration Statement”). The Registration Statement originally registered a total of 10,695,363 shares of Essex’s common stock for resale, from time to time, by the selling shareholders listed in the Registration Statement and as a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on December 8, 2015.

ESSEX RENTAL CORP.

By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kory M. Glen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2015
Kory M. Glen

/s/ Nicholas J. Matthews	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2015
Nicholas J. Matthews

/s/ John M. Climaco	Director	December 8, 2015
John M. Climaco

/s/ William W. Fox	Director	December 8, 2015
William W. Fox

/s/ Lee D. Keddie	Director	December 8, 2015
Lee D. Keddie

/s/ Laurence S. Levy	Director	December 8, 2015
Laurence S. Levy